Exhibit 99.1

For immediate release	For More Information: James R. Gordon, EVP & Chief Financial Officer 325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES FOURTH QUARTER 2020 EARNINGS

AND 34TH YEAR OF CONSECUTIVE ANNUAL EARNINGS GROWTH

ABILENE, Texas, January 28, 2021 - First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the fourth quarter of 2020 of $58.48 million, or $0.41 per diluted share, compared with earnings of $41.39 million, or $0.30 per diluted share, for the fourth quarter of 2019, representing a $17.09 million, or 41.28 percent, increase.

Earnings for the year ended December 31, 2020 totaled $202.03 million, or $1.42 per diluted share, compared to $164.81 million, or $1.21 per diluted share, for the year ended December 31, 2019, representing a $37.22 million, or 22.58 percent increase.

All amounts for the fourth quarter and year ended December 31, 2020, include the results of the Company’s acquisition of TB&T Bancshares, Inc. and its wholly-owned subsidiary, The Bank & Trust of Bryan/College Station, Texas, which was effective January 1, 2020.

“We are extremely pleased with both our quarterly and annual results representing our 34th consecutive year of annual earnings growth. During 2020, in the face of the pandemic, two hurricanes and one tornado, we stayed Texas Strong, kept our doors open and served our customers and communities while keeping our associates safe. Because of this, the Company had organic asset growth of $1.9 billion, excluding the $775 million acquisition of The Bank & Trust of Bryan/College Station. We originated $704 million in PPP loans, $1.21 billion in secondary market mortgage loans for over 4,000 families across Texas and grew trust assets managed to $7.51 billion. In 2020, we recorded annual earnings of $202.03 million and ended the year with strong momentum and are very optimistic about our outlook for 2021,” said F. Scott Dueser, Chairman, President and CEO of First Financial Bankshares, Inc.

Net interest income for the fourth quarter of 2020 was $90.54 million, up $15.22 million, from $75.32 million for the fourth quarter of 2019. The net interest margin, on a tax equivalent basis, was 3.75 percent for the quarter compared to 3.99 percent a year ago and 3.75 percent from last quarter. Net interest income was positively impacted by a $2.29 billion increase in average-earning assets to $9.96 billion for the fourth quarter of 2020 when compared to the same period a year ago. For the fourth quarter of 2020, interest income included Payroll Protection Program (“PPP”) loan fees of $5.67 million compared to $2.83 million for the third quarter of 2020, and accretion from acquired loans of $571 thousand compared to $384 thousand in the same quarter last year and $1.85 million for the third quarter of 2020.

During the fourth quarter of 2020, $220.34 million of PPP loans were forgiven during the quarter and remaining PPP loans totaled $483.66 million at December 31, 2020 ($624.15 million and $479.43 million in average balances for the fourth quarter and year-to-date, respectively). The remainder of the PPP loan deferred fees totaled $11.27 million at December 31, 2020 and continue to be amortized over the shorter of the repayment period or the contractual life of 24 months.

The Company initially elected to delay implementation of CECL, and calculated and recorded the provision for credit losses through the nine-months ended September 30, 2020 under the incurred loss model. The Company elected to adopt CECL, effective as of January 1, 2020, through a transition charge to retained earnings of $589 thousand ($466 thousand net of applicable income taxes).

At December 31, 2020, the Company calculated the allowance for credit losses utilizing the CECL methodology which resulted in a net reversal of provision for credit losses during the fourth quarter of 2020 of $8.03 million, comprised of a reversal of provision for loan losses of $10.00 million and a provision for unfunded commitments of $1.97 million. The Company’s provision for credit losses in the fourth quarter of 2020 reflected the improved economic outlook for our markets across Texas and general improvement in overall asset quality. During the fourth quarter of 2020, net charge-offs totaled $561 thousand compared to $340 thousand in the fourth quarter of 2019. At December 31, 2020, the allowance for credit losses totaled $66.53 million, or 1.29 percent of loans held-for-investment (“loans” hereafter), or 1.42 percent of loans excluding PPP loans, compared to $52.50 million at December 31, 2019, or 1.25 percent of loans. Additionally, the reserve for unfunded commitments totaled $5.49 million at December 31, 2020 compared to $809 thousand at December 31, 2019. Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.83 percent at December 31, 2020, compared with 0.61 percent at December 31, 2019. Classified loans totaled $197.45 million at December 31, 2020, compared to $140.66 million at December 31, 2019.

During 2020, the Company offered deferral and extensions of principal and/or interest payments to selected borrowers on a case-by-case basis, considering the current and projected profile of the borrower. At December 31, 2020, the Company had approximately 59 loans totaling $2.69 million subject to deferral and extension agreements compared to 122 loans totaling $18.65 million at September 30, 2020.

At December 31, 2020, loans with oil and gas industry exposure totaled $106.24 million, or 2.27 percent of outstanding loans, excluding PPP loans. These loans comprised $13.30 million of classified loans including $4.77 million in nonaccrual loans. At December 31, 2020, the Company’s net charge-offs totaled $825 thousand for the year ended December 31, 2020.

In addition, at December 31, 2020, loans in the retail/restaurant/hospitality industries totaled $359.33 million, or 7.67 percent, of the Company’s outstanding loans, excluding PPP loans. These loans comprised $31.19 million of classified loans, including $5.98 million in nonaccrual loans. Net charge-offs related to this portfolio totaled $895 thousand for the year ended December 31, 2020.

Noninterest income in the fourth quarter of 2020 rose to $35.71 million from $27.35 million for the fourth quarter of 2019, as a result of the following:

•

Trust fees increased to $7.67 million in the fourth quarter of 2020 from $7.34 million in the fourth quarter of 2019. The fair value of trust assets managed increased to $7.51 billion, up 11.33 percent at December 31, 2020 from $6.75 billion at December 31, 2019.

•	Service charges on deposits were $5.33 million in the fourth quarter of 2020 compared with $5.86 million in the fourth quarter of 2019.

•

ATM, interchange and credit card fees increased to $8.38 million in the fourth quarter of 2020 from $7.94 million in the fourth quarter of 2019, driven by continued growth in the number of debit cards issued and customer utilization.

•

Mortgage income increased to $11.12 million compared with $4.22 million in the fourth quarter of 2019 due to a significant increase in the volume of loans originated. The Company’s mortgage pipeline increased to $198.46 million at December 31, 2020, when compared to $45.46 million at December 31, 2019.

•

The Company originated seven loans totaling $141.95 million ($7.10 million retained on the balance sheet, net of the 95% participations sold to the Federal Reserve), in Main Street Lending loans and recognized fees of $1.07 million during the fourth quarter ($1.40 million for the year), which are included in other noninterest income.

Noninterest expense for the fourth quarter of 2020 totaled $63.71 million compared to $51.94 million in the fourth quarter of 2019, as a result of the following:

•

Salary, commissions and employee benefit costs totaled $41.02 million for the fourth quarter of 2020, compared to $31.64 million in the fourth quarter of 2019. The increase over the prior year was primarily driven by the acquisition, annual merit-based pay increases, higher mortgage related commissions, and increases in the fourth quarter of 2020 to incentive compensation based on the overall 2020 operating results. Additionally, the fourth quarter of 2019 included $1.70 million charge related to the termination of an acquired pension plan.

•

Noninterest expense in the fourth quarter of 2020 included merger related costs totaling $475 thousand, and $4.88 million for the year ended December 31, 2020, as a result of The Bank & Trust acquisition, while no significant conversion related costs were incurred in the fourth quarter or year ended December 31, 2019.

The Company’s efficiency was 45.49 percent for 2020 compared to 48.61 percent for 2019.

As of December 31, 2020, consolidated assets for the Company totaled $10.90 billion compared to $8.26 billion at December 31, 2019. Loans totaled $5.17 billion at December 31, 2020, compared with loans of $4.19 billion at December 31, 2019. During the fourth quarter of 2020, loans, excluding PPP loans, grew $97.42 million, or 8.44 percent annualized, from September 30, 2020 balances. Deposits totaled $8.68 billion at December 31, 2020, compared to $6.60 billion at December 31, 2019, driven by organic growth and the acquisition.

Shareholders’ equity rose to $1.68 billion as of December 31, 2020, compared to $1.23 billion at December 31, 2019, primarily from The Bank & Trust acquisition, undistributed earnings and the net increase in the net unrealized gain on investment securities while tangible book value per common share increased to $9.57 at December 31, 2020 compared to $7.75 at December 31, 2019, representing a 23.48 percent increase. At December 31, 2020, the Company’s capital ratios significantly exceeded all well-capitalized requirements.

About First Financial Bankshares, Inc.

Headquartered in Abilene, Texas, First Financial Bankshares, Inc. is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 78 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Bryan, Burleson, College Station, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo,

Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with ten locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial, please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; economic impact of oil and gas prices and the pandemic, changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents and Filings” on the Company’s Website or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2020				2019
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
ASSETS
Cash and due from banks	$211,113	$175,088	$188,373	$191,486	$231,534
Interest-bearing deposits in banks	517,971	58,933	196,426	76,378	47,920
Federal funds sold	—	—	—	—	3,150
Investment securities	4,393,029	4,431,280	4,118,863	4,107,069	3,413,317
Loans, held-for-investment	5,171,033	5,293,679	5,253,067	4,639,389	4,194,969
Allowance for loan losses	(66,534)	(76,038)	(68,947)	(60,440)	(52,499)

Net loans, held-for-investment	5,104,499	5,217,641	5,184,120	4,578,949	4,142,470
Loans, held-for-sale	83,969	101,055	66,370	42,034	28,228
Premises and equipment, net	142,269	141,002	138,933	139,554	131,022
Goodwill	313,481	313,481	313,481	312,842	171,565
Other intangible assets	4,911	5,394	5,884	6,392	2,102
Other assets	133,258	123,778	127,367	246,387	90,919

Total assets	$10,904,500	$10,567,652	$10,339,817	$9,701,091	$8,262,227

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$2,982,697	$2,950,407	$2,941,679	$2,288,597	$2,065,128
Interest-bearing deposits	5,693,120	5,344,481	5,215,963	4,921,869	4,538,678

Total deposits	8,675,817	8,294,888	8,157,642	7,210,466	6,603,806
Borrowings	430,093	503,163	449,224	857,871	381,356
Other liabilities	120,400	150,100	150,502	106,392	49,868
Shareholders’ equity	1,678,190	1,619,501	1,582,449	1,526,362	1,227,197

Total liabilities and shareholders’ equity	$10,904,500	$10,567,652	$10,339,817	$9,701,091	$8,262,227

	Quarter Ended
	2020				2019
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
INCOME STATEMENTS
Interest income	$92,457	$91,373	$92,197	$88,100	$82,123
Interest expense	1,920	2,163	2,962	7,198	6,801

Net interest income	90,537	89,210	89,235	80,902	75,322
Provision for credit losses	(8,033)	9,000	8,700	9,850	950

Net interest income after provisions for credit losses	98,570	80,210	80,535	71,052	74,372
Noninterest income	35,709	38,575	36,919	28,732	27,347
Noninterest expense	63,705	55,593	53,321	55,318	51,938

Net income before income taxes	70,574	63,192	64,133	44,466	49,781
Income tax expense	12,099	10,335	10,663	7,234	8,393

Net income	$58,475	$52,857	$53,470	$37,232	$41,388

PER COMMON SHARE DATA
Net income - basic	$0.41	$0.37	$0.38	$0.26	$0.30
Net income - diluted	0.41	0.37	0.38	0.26	0.30
Cash dividends declared	0.13	0.13	0.13	0.12	0.12
Book value	11.80	11.40	11.14	10.73	9.03
Tangible book value	9.57	9.15	8.89	8.48	7.75
Market value	$36.17	$27.91	$28.89	$26.84	$35.10
Shares outstanding - end of period	142,161,834	142,121,595	142,035,396	142,314,930	135,891,755
Average outstanding shares - basic	142,057,705	141,980,707	141,973,522	142,118,864	135,747,381
Average outstanding shares - diluted	142,644,088	142,529,242	142,454,083	142,735,208	136,539,286

PERFORMANCE RATIOS
Return on average assets	2.19%	2.01%	2.06%	1.63%	2.01%
Return on average equity	14.27	13.14	14.00	10.11	13.56
Return on average tangible equity	17.74	16.41	17.67	12.89	15.83
Net interest margin (tax equivalent)	3.75	3.75	3.78	3.91	3.99
Efficiency ratio	49.15	42.45	41.32	49.63	49.75

	Year Ended Dec. 31,
	2020	2019
INCOME STATEMENTS
Interest income	$364,128	$319,192
Interest expense	14,243	30,102

Net interest income	349,885	289,090
Provision for credit losses	19,517	2,965

Net interest income after provisions for credit losses	330,368	286,125
Noninterest income	139,935	108,428
Noninterest expense	227,938	196,521

Net income before income taxes	242,365	198,032
Income tax expense	40,331	33,220

Net income	$202,034	$164,812

PER COMMON SHARE DATA
Net income - basic	$1.42	$1.22
Net income - diluted	1.42	1.21
Cash dividends declared	0.51	0.47
Book value	11.80	9.03
Tangible book value	9.57	7.75
Market value	$36.17	$35.10
Shares outstanding - end of period	142,161,834	135,891,755
Average outstanding shares - basic	142,032,420	135,647,354
Average outstanding shares - diluted	142,544,991	136,346,019

PERFORMANCE RATIOS
Return on average assets	1.98%	2.08%
Return on average equity	12.93	14.37
Return on average tangible equity	16.25	16.95
Net interest margin (tax equivalent)	3.79	3.98
Efficiency ratio	45.49	48.61

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2020				2019
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$76,038	$68,947	$60,440	$52,499	$51,889
Loans charged off	(1,339)	(853)	(894)	(2,227)	(834)
Loan recoveries	778	444	701	318	494

Net recoveries (charge-offs)	(561)	(409)	(193)	(1,909)	(340)
Initial adoption of ASU 2016-13 (CECL) - recorded in retained earnings	(619)	—	—	—	—
Reclassification of credit marks on purchased credit deteriorated (PCD) loans	1,678	—	—	—	—
Provision for loan losses	(10,002)	7,500	8,700	9,850	950

Balance at end of period	$66,534	$76,038	$68,947	$60,440	$52,499

ALLOWANCE FOR UNFUNDED COMMITMENTS
Balance at beginning of period	$2,309	$809	$809	$809	$809
Initial adoption of ASU 2016-13 (CECL) - recorded in retained earnings	1,208	—	—	—	—
Provision for unfunded commitments	1,969	1,500	—	—	—

Balance at end of period	$5,486	$2,309	$809	$809	$809

Allowance for loan losses / period-end loans held-for-investment	1.29%	1.44%	1.31%	1.30%	1.25%
Allowance for loan losses / nonperforming loans	155.61	177.99	174.83	153.16	212.02
Net charge-offs / average total loans (annualized)	0.04	0.03	0.01	0.16	0.03

SUMMARY OF LOAN CLASSIFICATION
Special Mention	$56,585	$66,033	$63,489	$87,099	$63,371
Substandard	140,866	136,010	137,408	103,249	77,284
Doubtful	—	—	—	—	—

Total classified loans	$197,451	$202,043	$200,897	$190,348	$140,655

NONPERFORMING ASSETS
Nonaccrual loans	$42,619	$42,673	$39,320	$39,226	$24,582
Accruing troubled debt restructured loans	24	25	25	26	26
Accruing loans 90 days past due	113	23	92	209	153

Total nonperforming loans	42,756	42,721	39,437	39,461	24,761
Foreclosed assets	142	331	287	983	1,009

Total nonperforming assets	$42,898	$43,052	$39,724	$40,444	$25,770

As a % of loans held-for-investment and foreclosed assets	0.83%	0.81%	0.76%	0.87%	0.61%
As a % of end of period total assets	0.39	0.41	0.38	0.42	0.31

OIL AND GAS PORTFOLIO INFORMATION *
Oil and gas loans	$106,237	$118,567	$128,143	$117,223	$119,789
Oil and gas loans as a % of total loans held-for-investment	2.27%	2.58%	2.82%	2.53%	2.86%
Classified oil and gas loans	13,298	26,823	28,366	22,032	7,041
Nonaccrual oil and gas loans	4,774	6,800	3,702	3,477	481
Net charge-offs for oil and gas loans	24	—	195	606	—
* Excluding PPP loans

RETAIL/RESTAURANT/HOSPITALITY PORTFOLIO INFORMATION *
Retail loans	$216,244	$229,386	$216,244	$217,380
Restaurant loans	48,618	39,523	46,418	25,570
Hotel loans	71,716	63,273	51,957	46,690
Other hospitality loans	21,970	26,041	23,230	8,470
Travel loans	780	801	908	937

Total Retail/Restaurant/Hospitality loans	$359,328	$359,024	$338,757	$299,047

Retail/Restaurant/Hospitality loans as a % of total loans held-for-investment	7.67%	7.82%	7.45%	6.45%
Classified Retail/Restaurant/Hospitality loans	$31,192	$28,171	$15,837	$5,680
Nonaccrual Retail/Restaurant/Hospitality loans	5,975	5,689	5,752	867
Net Charge-offs for Retail/Restaurant/Hospitality loans	561	26	178	130
* Excluding PPP loans

CAPITAL RATIOS
Common equity Tier 1 capital ratio	20.79%	20.56%	20.78%	19.55%	20.06%
Tier 1 capital ratio	20.79	20.56	20.78	19.55	20.06
Total capital ratio	22.03	21.82	22.03	20.65	21.13
Tier 1 leverage ratio	11.86	11.65	11.25	12.49	12.60
Tangible common equity ratio	12.71	12.61	12.00	13.09	12.43
Equity/Assets ratio	15.39	15.33	15.30	15.73	14.85

	Quarter Ended
	2020				2019
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
NONINTEREST INCOME
Trust fees	$7,672	$7,461	$6,961	$7,437	$7,344
Service charges on deposits	5,330	5,009	4,318	5,915	5,861
ATM, interchange and credit card fees	8,376	8,644	8,049	7,400	7,943
Gain on sale and fees on mortgage loans	11,116	15,228	13,676	3,852	4,216
Net gain on sale of available-for-sale securities	23	36	1,512	2,062	5
Net gain (loss) on sale of foreclosed assets	87	19	52	1	81
Net gain (loss) on sale of assets	22	(2)	(24)	116	78
Interest on loan recoveries	235	202	154	265	277
Other noninterest income	2,848	1,978	2,221	1,684	1,542

Total noninterest income	$35,709	$38,575	$36,919	$28,732	$27,347

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$34,773	$32,104	$28,836	$28,670	$27,175
Cost related to termination of pension plan	—	—	—	—	1,700
Profit sharing expense	6,245	1,545	1,978	972	2,766
Net occupancy expense	3,067	3,193	3,101	3,027	2,784
Equipment expense	2,154	2,157	2,010	2,075	2,043
FDIC insurance premiums	663	587	463	45	—
ATM, interchange and credit card expenses	2,811	2,829	2,610	2,985	2,419
Legal, tax and professional fees	2,302	2,615	2,931	2,921	2,353
Audit fees	407	526	739	411	233
Printing, stationery and supplies	449	615	533	566	465
Amortization of intangible assets	483	490	508	509	238
Advertising and public relations	1,600	797	1,011	1,195	1,791
Operational and other losses	537	621	728	576	626
Software amortization and expense	2,563	2,265	2,010	2,024	2,158
Other noninterest expense	5,651	5,249	5,863	9,342	5,187

Total noninterest expense	$63,705	$55,593	$53,321	$55,318	$51,938

TAX EQUIVALENT YIELD ADJUSTMENT	$3,355	$3,170	$2,902	$1,834	$1,732

	Year Ended Dec. 31,
	2020	2019
NONINTEREST INCOME
Trust fees	$29,531	$28,401
Service charges on deposits	20,572	22,039
ATM, interchange and credit card fees	32,469	29,863
Gain on sale and fees on mortgage loans	43,872	18,144
Net gain (loss) on sale of available-for-sale securities	3,633	733
Net gain (loss) on sale of foreclosed assets	159	274
Net gain (loss) on sale of assets	112	319
Interest on loan recoveries	856	2,092
Other noninterest income	8,731	6,563

Total noninterest income	$139,935	$108,428

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$124,383	$104,675
Cost related to termination of pension plan	—	2,673
Profit sharing expense	10,740	7,661
Net occupancy expense	12,388	11,156
Equipment expense	8,396	9,052
FDIC insurance premiums	1,758	1,091
ATM, interchange and credit card expenses	11,235	9,856
Legal, tax and professional fees	10,769	9,082
Audit fees	2,083	1,445
Printing, stationery and supplies	2,163	1,812
Amortization of intangible assets	1,990	1,016
Advertising and public relations	4,603	6,813
Operational and other losses	2,462	1,879
Software amortization and expense	8,862	7,305
Other noninterest expense	26,106	21,005

Total noninterest expense	$227,938	$196,521

TAX EQUIVALENT YIELD ADJUSTMENT	$11,260	$6,791

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended Dec. 31, 2020			Three Months Ended Sept. 30, 2020
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Federal funds sold	$—	$—	—%	$2,009	$3	0.51%
Interest-bearing deposits in nonaffiliated banks	195,637	50	0.10	223,104	59	0.10
Taxable securities	2,086,419	10,708	2.05	2,187,547	12,063	2.21
Tax exempt securities	2,318,912	16,733	2.89	2,058,032	15,737	3.06
Loans	5,356,229	68,321	5.07	5,334,174	66,681	4.97

Total interest-earning assets	9,957,197	$95,812	3.83%	9,804,866	$94,543	3.84%
Noninterest-earning assets	674,229			671,374

Total assets	$10,631,426			$10,476,240

Interest-bearing liabilities:
Deposits	$5,479,873	$1,826	0.13%	$5,270,600	$2,064	0.16%
Borrowings	428,117	94	0.09	482,555	99	0.08

Total interest-bearing liabilities	5,907,990	$1,920	0.13%	5,753,155	$2,163	0.15%
Noninterest-bearing liabilities	3,093,637			3,122,995
Shareholders’ equity	1,629,799			1,600,090

Total liabilities and shareholders’ equity	$10,631,426			$10,476,240

Net interest income and margin (tax equivalent)		$93,892	3.75%		$92,380	3.75%

	Three Months Ended June 30, 2020			Three Months Ended Mar. 31, 2020
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Federal funds sold	$840	$1	0.51%	$2,712	$10	1.50%
Interest-bearing deposits in nonaffiliated banks	352,628	86	0.10	220,906	745	1.36
Taxable securities	2,399,364	14,030	2.34	2,263,329	14,655	2.59
Tax exempt securities	1,800,339	14,733	3.27	1,346,842	11,200	3.33
Loans	5,248,052	66,249	5.08	4,667,436	63,323	5.46

Total interest-earning assets	9,801,223	$95,099	3.90%	8,501,225	$89,933	4.25%
Noninterest-earning assets	663,595			692,432

Total assets	$10,464,818			$9,193,657

Interest-bearing liabilities:
Deposits	$5,135,772	$2,550	0.20%	$4,904,087	$6,680	0.55%
Borrowings	877,076	412	0.19	460,605	517	0.45

Total interest-bearing liabilities	6,012,848	$2,962	0.20%	5,364,692	$7,197	0.54%
Noninterest-bearing liabilities	2,915,461			2,348,485
Shareholders’ equity	1,536,509			1,480,480

Total liabilities and shareholders’ equity	$10,464,818			$9,193,657

Net interest income and margin (tax equivalent)		$92,137	3.78%		$82,736	3.91%

	Three Months Ended Dec. 31, 2019
	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Federal funds sold	$1,198	$6	2.03%
Interest-bearing deposits in nonaffiliated banks	54,841	218	1.58
Taxable securities	2,185,777	14,165	2.59
Tax exempt securities	1,243,487	10,695	3.44
Loans	4,185,716	58,771	5.57

Total interest-earning assets	7,671,019	$83,855	4.34%
Noninterest-earning assets	500,924

Total assets	$8,171,943

Interest-bearing liabilities:
Deposits	$4,336,063	$6,052	0.55%
Borrowings	417,316	749	0.71

Total interest-bearing liabilities	4,753,379	$6,801	0.57%
Noninterest-bearing liabilities	2,207,508
Shareholders’ equity	1,211,056

Total liabilities and shareholders’ equity	$8,171,943

Net interest income and margin (tax equivalent)		$77,054	3.99%

	Year Ended Dec. 31, 2020			Year Ended Dec. 31, 2019
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Federal funds sold	$1,388	$14	0.99%	$3,622	$98	2.70%
Interest-bearing deposits in nonaffiliated banks	249,698	939	0.38	80,808	1,794	2.22
Taxable securities	2,233,634	51,456	2.30	2,090,490	55,670	2.66
Tax exempt securities	1,882,711	58,403	3.10	1,192,908	42,664	3.58
Loans	5,152,531	264,576	5.13	4,074,667	225,757	5.54

Total interest-earning assets	9,519,962	$375,388	3.94%	7,442,495	$325,983	4.38%
Noninterest-earning assets	673,553			496,627

Total assets	$10,193,515			$7,939,122

Interest-bearing liabilities:
Deposits	$5,198,554	$13,119	0.25%	$4,208,666	$27,122	0.64%
Borrowings	561,505	1,124	0.20	398,142	2,980	0.75

Total interest-bearing liabilities	5,760,059	$14,243	0.25%	4,606,808	$30,102	0.65%
Noninterest-bearing liabilities	2,871,446			2,185,747
Shareholders’ equity	1,562,010			1,146,567

Total liabilities and shareholders’ equity	$10,193,515			$7,939,122

Net interest income and margin (tax equivalent)		$361,145	3.79%		$295,881	3.98%